EXHIBIT 11

	                  COMPUTATION OF FULLY DILUTED EARNINGS PER
	                SHARE UNDER TREASURY STOCK METHOD SET FORTH
	               IN ACCOUNTING PRINCIPLES BOARD OPINION NO. 15


	                                                    For Quarter Ended
	                                           ________________________________________
	                                           September 30, 1995*  September 30, 1994
	                                           ___________________  ___________________
	 Number of shares on which earnings
	 (loss) per share is based:
	  Average outstanding during period           564,580,124            586,270,999

	 Add - Incremental shares under stock
	 option and stock purchase plans                       --              5,584,543

	     - Incremental shares related to
	 5 3/4% CGI convertible bonds                          --              7,715,388
	                                              ___________          _____________

	 Number of shares on which fully diluted
	 (loss) earnings per share is based           564,580,124            599,570,930
	                                             ============          =============

	 Net (loss) earnings available to
	 common shareholders (millions)                   $  (543)                $  689


	     - Net (loss) earnings effect of
	 interest on 5 3/4% CGI convertible
	 bonds (millions)                                      --                      5
	                                             ____________           ____________

	 Net (loss) earnings on which fully
	 diluted earnings per share
	 is based (millions)                              $  (543)                $  694
	                                             ============           ============

	 Fully diluted (loss) earnings per share          $  (.96)                $ 1.16

	 Published (loss) earnings per share              $  (.96)                $ 1.18


	 *In 1995, incremental shares under stock purchase plans and the effect of the convertible bonds were not considered for fully diluted (loss) earnings per share calculation due to their antidilutive effect. As such, the amounts reported for published and fully diluted (loss) earnings per share are the same.

	                  COMPUTATION OF FULLY DILUTED EARNINGS PER
	                SHARE UNDER TREASURY STOCK METHOD SET FORTH
                IN ACCOUNTING PRINCIPLES BOARD OPINION NO. 15 - (CONTINUED)


	                                                   For Nine Months Ended
	                                           ________________________________________
	                                           September 30, 1995   September 30, 1994
	                                           ___________________  ___________________
	 Number of shares on which earnings
	 per share is based:
	  Average outstanding during period           575,053,771           584,126,591

	 Add - Incremental shares under stock
	 option and stock purchase plans                8,924,228             3,659,358


	     - Incremental shares related to
	 5 3/4% CGI convertible bonds                   7,296,357             7,715,392
	                                           ______________       _______________

	 Number of shares on which fully diluted
	 earnings per share is based                  591,274,356           595,501,341
	                                           ==============       ===============

	 Net earnings available to common
	 shareholders (millions)                          $ 2,410              $  1,727

	     - Net earnings effect of interest
	 on 5 3/4% CGI convertible bonds
	 (millions)                                            10                    14
	                                           ______________        ______________

	 Net earnings on which fully diluted
	 earnings per share is based
	 (millions)                                       $ 2,420              $  1,741
	                                           ==============        ==============

	 Fully diluted earnings per share                 $  4.09              $   2.92

	 Published earnings per share                     $  4.19              $   2.96


                                        - 18 -